UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 29, 2005

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street

Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01  Completion of Acquisition or Disposition of Assets

On September 29, 2005, Fischer Imaging Corporation (“Fischer” or the “Company”) completed the sale (the “Asset Sale”) to Hologic, Inc. (“Hologic”) of substantially all of the intellectual property rights related to its mammography business and products, including rights to Fischer’s SenoScan digital mammography and MammoTest stereotactic breast biopsy systems (the “Mammography Assets”).  The sale occurred pursuant to the Asset Purchase Agreement between the Company and Hologic dated June 22, 2005.  Fischer received a total purchase price of $32 million for the Mammography Assets, which was reduced by amounts outstanding and due to Hologic under the $5 million secured term loan, resulting in net proceeds to Fischer at closing of $26.9 million.

The transaction was approved by Fischer’s stockholders at a special meeting of stockholders held on September 28, 2005 (the “Fischer Special Meeting”).

Prior to the Fischer Special Meeting, on September 28, 2005, Hologic and funds managed by or otherwise related to Deerfield Management L.P. (collectively, “Deerfield”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Hologic agreed to purchase from Deerfield 1,150,000 shares (the “Shares”) of Fischer’s Common Stock for a purchase price of $0.45 per share (the last reported sale price of Fischer’s Common Stock as quoted on the Pink Sheets, LLC on September 27, 2005), for an aggregate purchase price of $517,500.  The Shares represent approximately 12.2% of the issued and outstanding shares of Fischer’s Common Stock.  Hologic’s obligation to purchase the Shares was conditioned on the closing of the Asset Sale.  Under the Stock Purchase Agreement, Deerfield further agreed to vote the Shares in favor of the Asset Sale at the Special Meeting.  On September 29, 2005, immediately following the closing of the Asset Sale, Hologic purchased the Shares from Deerfield as provided in the Stock Purchase Agreement.

The Company issued a press release dated September 29, 2005 announcing completion of the sale.  The press release is attached as Exhibit 99.2.

ITEM 9.01     Financial Statements and Exhibits

(b)  Pro forma financial information

Unaudited pro forma consolidated financial statements of the Company giving effect to the sale of the Mammography Assets are attached as Exhibit 99.1.

(c)  Exhibits

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
99.1

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2005, Unaudited Pro Forma Consolidated Statement of Operation for the six-months ended June 30, 2005, Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 and Notes to Unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statements of Operations

99.2	Press Release issued by Fischer on September 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: October 5, 2005	By:	/s/ David Kirwan
David Kirwan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2005, Unaudited Pro Forma Consolidated Statement of Operation for the six-months ended June 30, 2005, Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 and Notes to Unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statements of Operations

99.2	Press Release issued by Fischer on September 29, 2005